EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 31, 2025, with respect to the financial statements of VolitionRx Limited for the years ended December 31, 2024 and 2023, in its registration statement on Form S-1 relating to the registration of 35,867,306 shares of common stock.

We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

April 4, 2025